Exhibit 10.5

Resignation
from the Board of Directors
and all officer positions of
Everest Resources Corp.

I, Mohan Singh, hereby resign from all officer and director positions that I hold with Everest Resources Corp. (the "Corporation"), effective as of date hereof; provided that my resignation as a director shall not take effect until the end of the business on December 24, 2009 and subsequent to the effectiveness of the appointment of new directors and officers.

 /s/ Mohan Singh
Mohan Singh

Dated: December 24, 2009.